UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 12, 2018

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

575 Lexington Avenue, Suite 2930

New York, NY 10022

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:  (612) 629-2500

590 Madison Avenue, 36th Floor

New York, NY 10022

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 8.01  Other Events.

On March 12, 2018, Two Harbors Investment Corp. (the “Company”) filed a new prospectus supplement with the Securities and Exchange Commission (the “SEC”) relating to the offer and sale of shares of common stock not yet sold under the Company’s existing 10,000,000 share (as adjusted for a reverse stock split) at-the-market equity offering program (the “ATM Program”). The new prospectus supplement was filed as a result of the Company’s filing with the SEC on February 28, 2018 of a new shelf registration statement on Form S-3 (File No. 333-223311), which replaced the Company’s previously filed shelf registration statement.

On March 12, 2018, the Company also entered into that certain Amendment No. 2 to Equity Distribution Agreement (the “Amendment”) with JMP Securities LLC and Keefe, Bruyette & Woods, Inc. (collectively, the “Placement Agents”), which provides, among other matters, that any offers and sales of shares of the Company’s common stock under the existing ATM Program shall be made pursuant to the new prospectus supplement. As of the date of the Amendment, 6,207,065 shares (as adjusted for a reverse stock split) of the Company’s common stock remain available for offer and sale from time to time pursuant to the ATM Program.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Amendment No. 2 to Equity Distribution Agreement, dated March 12, 2018, by and among the Company and the Placement Agents. *

5. 1	Legal Opinion of Stinson Leonard Street LLP (including consent of such firm).*

23.1	Consent of Stinson Leonard Street LLP (included in Exhibit 5.1).*

*              Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: March 12, 2018